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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF CTB INTERNATIONAL CORP.

                                                           STATE OR
                                                       JURISDICTION OF       NATURE OF PRINCIPAL
                 NAME OF SUBSIDIARY                     INCORPORATION        BUSINESS CONDUCTED
----------------------------------------------------  ------------------     -------------------
CTB, Inc.*..........................................  Indiana                Manufacturing
CTB Credit Corporation..............................  Indiana                Inactive
CTB Sales Corporation...............................  St. Thomas             Foreign Sales Corp.
                                                      Virgin Islands
Chore-Time Texas, Inc...............................  Texas                  Sales/Marketing
Chore-Time Brock B.V................................  The Netherlands        Sales/Marketing
Chore-Time Brock Ltda...............................  Brazil                 Sales/Marketing/
                                                                             Manufacturing
Chore-Time Brock Holding B.V........................  The Netherlands        Holding Co.
Fancom Holding B.V.* ...............................  The Netherlands        Holding Co.
Fancom B.V.* .......................................  The Netherlands        Manufacturing
Masterform Ventilatte B.V. .........................  The Netherlands        Manufacturing
E.U.R.L. Fancom.....................................  France                 Sales/Marketing
Wolters WX B.V.**...................................  The Netherlands        Manufacturing

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 * Significant subsidiary

** 40% ownership of common stock and 100% ownership of priority stock